SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of report (Date of earliest event reported): April 12, 2002


                         VOLT INFORMATION SCIENCES, INC.
         --------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



          New York                       1-9232                  13-5658129
-------------------------------     ------------------       -------------------
(State or Other Jurisdiction          (Commission            (I.R.S. Employer
      of Incorporation)               File Number)           Identification No.)



560 Lexington Avenue, New York, New York                            10022
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(Address of Principal Executive Offices)                        (Zip Code)


                                 (212) 704-2400
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)



                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.
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     Effective April 15, 2002, the Company replaced its $115.5 million,  364-day revolving credit facility that had been scheduled to expire in September 2002 with a $100.0 million three-year accounts receivable securitization program (the "Securitization Program") and, pursuant to a Credit Agreement dated as of April 12, 2002 (the "Credit Agreement"), a $40.0 million, two-year secured revolving
credit   facility  (the  "New  Credit   Facility").   In   anticipation  of  the
implementation of these programs, on March 5, 2002, the Company prepaid its remaining $30.0 million outstanding 7.92% Senior Notes, which were due in installments through 2004. The Securitization Program was arranged by Mellon Financial Markets LLC. The administrative agent and arranger for the New Credit Facility is JPMorgan Chase Bank. The other banks participating in the New Credit Facility are Mellon Bank, N.A., Wells Fargo, N.A. and Lloyds TSB Bank PLC. The Company believes that the Securitization Program alone will provide it with sufficient liquidity to meet its needs for the length of the program's term, while lowering its cost of financing. The New Credit Facility provides additional resources, primarily for foreign borrowings and letters of credit.

     The following is a brief description of the Securitization Program and the New Credit Facility, as well as the Company's April 16, 2002 press release relating to the two transactions. It is qualified in its entirety by reference to the Receivables Sale and Contribution Agreement and the Receivables Purchase Agreement, which appear as Exhibits 99.1(a) and 99.1(b), respectively, to this Report; the Credit Agreement and related agreements under which the New Credit Facility is established, which appear as Exhibits 4.1(a) through 4.1(e) to this Report; and the Company's April 16, 2002 press release, which appears as Exhibit
99.2 to this Report.

     (a) Under the Securitization Program, receivables related to the staffing solutions business of the Company and its subsidiaries are sold from time to time by the Company to Volt Funding Corp., a newly formed, wholly-owned special purpose subsidiary of the Company ("Volt Funding"). Volt Funding, in turn, sells to Three Rivers Funding Corporation ("TRFCO"), an asset backed commercial paper conduit sponsored by Mellon Bank, N.A., an undivided percentage ownership interest in the pool of receivables Volt Funding acquires from the Company (subject to a maximum investment by TRFCO at any one time of $100.0 million). The Company retains servicing responsibility for the accounts receivable. On April 15, 2002, TRFCO initially purchased from Volt Funding a participation interest of $50.0 million out of an initial pool of approximately $162.0 million of receivables. Of the $50.0 million cash paid by Volt Funding to the Company, $35.0 million was used to repay the entire outstanding principal balance under the Company's former revolving credit facility.

     The Securitization Program is designed to enable receivables sold by the Company to Volt Funding to constitute true sales of those receivables. As a result, the receivables are available to satisfy Volt Funding's own obligations to its own creditors before being available, through the Company's residual equity interest in Volt Funding, to satisfy the Company's creditors (subject, as described below, to the security interests that the Company has granted in favor of the lenders under the New Credit Facility). TRFCO has no recourse to the Company (beyond the pool of receivables owned by Volt Funding) for any of the sold receivables.

     The Company will account for the securitization of accounts receivable in accordance with Statement of Financial Accounting Standards No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." At the time the receivables are sold, the balances are removed from the consolidated balance sheet. Costs associated with the transactions primarily related to the discount are charged to the consolidated statement of income. The amount of receivables sold and the costs associated therewith will be disclosed in the footnotes to the Company's future financial statements.

     The Securitization Program is subject to termination at TRFCO's option, under certain circumstances, including the default rate (as defined) on receivables exceeding a specified threshold, the rate of collections on receivables failing to meet a specified threshold or the Company failing to maintain a long-term Fitch Ratings' long-term debt rating of "B" or better (or the equivalent thereof from another nationally recognized statistical rating organization). The Company's most recent Fitch Ratings' long-term debt rating was "BBB-."

     (b) The New Credit Facility enables the Company and designated subsidiaries to borrow up to $40.0 million from time to time, of which up to $15.0 million may be used for letters of credit. Borrowings by subsidiaries are limited to $25.0 million in the aggregate. Borrowings under the New Credit Facility are limited to a specified borrowing base, which is based upon the level of receivables at the time of each calculation. Currently, the borrowing base is approximately $36.0 million. To date, the Company and its subsidiaries have made no borrowings under the New Credit Facility. Borrowings under the New Credit Facility are to bear interest at various rate options selected by the Company at the time of each borrowing, certain of which rate options are based on a computed leverage ratio. The Company has also agreed to pay a facility fee, the amount of which is based upon a computed leverage ratio. Additionally, fees can be increased or decreased based upon the Company's long-term debt rating provided by Fitch Ratings (or other nationally recognized rating agency). All borrowings under the New Credit Facility are due on April 12, 2004.

     The Company is liable on all loans made to it and all letters of credit issued at its request, and is jointly and severally liable as to loans made to subsidiary borrowers; however, unless also a guarantor of loans, a subsidiary borrower is not liable with respect to loans made to the Company or letters of credit issued at the request of the Company, or with regard to loans made to any other subsidiary borrower. Six subsidiaries of the Company are guarantors of all loans made to the Company or to subsidiary borrowers under the New Credit Facility, with four of those guarantors having pledged other accounts receivable as collateral security for their guarantee obligations. Under certain circumstances, other subsidiaries of the Company also may be required to become guarantors under the New Credit Facility. The Company has pledged all of the stock of Volt Funding as collateral security for its own obligations under the New Credit Facility.

     The Credit Agreement provides for the maintenance by the Company of various financial ratios and covenants, including, among other things, a requirement that the Company maintain a Consolidated Tangible Net Worth (as defined) of $220.0 million (the Company's Consolidated Tangible Net Worth as of February 3, 2002 was $227.4 million); limits cash dividends and capital stock repurchases and redemptions by the Company in any one fiscal year to 25% of Consolidated Net Income (as defined) for the prior fiscal year; requires the Company to maintain a ratio of EBIT (as defined) to Interest Expense (as defined) of 1.0 to 1.0 for the four fiscal quarters ending November 3, 2002 and 1.25 to 1.0 for each of the four fiscal quarters ending as of the last day of each quarter thereafter; and requires that there be no net loss (excluding non-operating items) in either of the final two fiscal quarters in the Company's current fiscal year, ending November 3, 2002. The Credit Agreement also imposes limitations on, among other things, the incurrence of additional indebtedness, the incurrence of additional liens, sales of assets, the level of annual capital expenditures, and the amount of investments (including business acquisitions and investments in joint ventures) and loans that may be made by the Company and its subsidiaries.

     (c) On April 16, 2002, the Company issued a press release reporting that it had entered into the Credit Agreement and the Securitization Program discussed above.

     This Report contains certain forward-looking statements that are subject to a number of known and unknown risks that could cause actual performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning factors that could cause such differences are contained in the Company's latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

Item 7.    Financial Statements and Exhibits.
-------    ---------------------------------

     (a)  Financial statements of business acquired:

          Not applicable.

     (b)  Pro forma financial information:

          Not applicable.

     (c)  Exhibits:

          4.1(a) Credit Agreement, dated as of April 12, 2002, among the Company, Gatton Volt Consulting Group Limited, as borrowers, Volt Delta Resources, Inc., Volt Information Sciences Funding, Inc., Volt Directories S.A., Ltd., DataNational, Inc., Volt Telecommunications Group, Inc., and DataNational of Georgia, Inc., as guarantors, the lenders party thereto, and JPMorgan Chase Bank, as administrative agent.

          4.1(b) Joint and Several Guaranty of Payment, dated as of April 12, 2002, by Volt Delta Resources, Inc., Volt Information Sciences Funding, Inc., Volt Directories S.A., Ltd., DataNational, Inc., Volt Telecommunications Group, Inc., and DataNational of Georgia, Inc., in favor of JPMorgan Chase Bank, as administrative agent.

          4.1(c) Volt Security Agreement, dated as of April 12, 2002, by the Company in favor of JPMorgan Chase Bank, as collateral agent.

          4.1(d) Subsidiary Security Agreement, dated as of April 12, 2002, among Volt Telecommunications Group, Inc., Volt Delta Resources, Inc., DataNational, Inc. and DataNational of
                    Georgia, Inc., in favor of JPMorgan Chase Bank, as collateral agent.

          4.1(e) Pledge Agreement, dated as of April 12, 2002, by the Company in favor of JPMorgan Chase Bank, as collateral agent.

          99.1(a) Receivables Sale and Contribution Agreement, dated as of April 12, 2002, between the Company and Volt Funding Corp.

          99.1(b) Receivables Purchase Agreement, dated as of April 12, 2002, among Volt Funding Corp., Three Rivers Funding Corporation and the Company.

          99.2      The Company's Press Release dated April 16, 2002.


                                S I G N A T U R E
                                -----------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   VOLT INFORMATION SCIENCES, INC.


Date: April 22, 2002               By: /s/ James J. Groberg
                                       ----------------------------------------
                                       James J. Groberg, Senior Vice President

                                  EXHIBIT INDEX
                                  -------------


Exhibit
Number    Description
------    -----------

4.1(a)    Credit  Agreement,  dated as of April 12,  2002,  among  the  Company,
          Gatton  Volt  Consulting  Group  Limited,  as  borrowers,  Volt  Delta
          Resources, Inc., Volt Information Sciences Funding, Inc., Volt Directories S.A., Ltd., DataNational, Inc., Volt Telecommunications Group, Inc., and DataNational of Georgia, Inc., as guarantors, the lenders party thereto, and JPMorgan Chase Bank, as administrative agent.

4.1(b) Joint and Several Guaranty of Payment, dated as of April 12, 2002, by Volt Delta Resources, Inc., Volt Information Sciences Funding, Inc., Volt Directories S.A., Ltd., DataNational, Inc., Volt Telecommunications Group, Inc. and DataNational of Georgia, Inc., in favor of JPMorgan Chase Bank, as administrative agent.

4.1(c) Volt Security Agreement, dated as of April 12, 2002, by the Company in favor of JPMorgan Chase Bank, as collateral agent.

4.1(d) Subsidiary Security Agreement, dated as of April 12, 2002, among Volt Telecommunications Group, Inc., Volt Delta Resources, Inc., DataNational, Inc. and DataNational of Georgia, Inc., in favor of JPMorgan Chase Bank, as collateral agent.

4.1(e) Pledge Agreement, dated as of April 12, 2002, by the Company in favor of JPMorgan Chase Bank, as collateral agent.

99.1(a) Receivables Sale and Contribution Agreement, dated as of April 12, 2002, between the Company and Volt Funding Corp.

99.1(b) Receivables Purchase Agreement, dated as of April 12, 2002, among Volt Funding Corp., Three Rivers Funding Corporation and the Company.

99.2      The Company's Press Release dated April 16, 2002.